Exhibit 10.21
Employment Contract

Parties
Jinzhou Halla Electrical Equipment Co., Ltd (Party A)
Seal

Yongdong Liu (Party B)
/s/ Yongdong Liu

December 1, 2003

1.  The term of the contract is from December 1, 2003 to November 30th, 2006.

2.  Party B will be employed as Division Head in the production department.

3.  Party A shall comply with the regulations, including regulations regarding improving the company’s sanitary conditions and working conditions.

4.  Party A shall provide reasonable compensation based on Party B’s work performance.

5.  Party A shall ensure the rights of Party B regarding employment, education and employment awards.

6.  Party A shall purchase certain insurance for the benefits of Party B.

7.  Party A can set forth requirements related to Party B’s work performance.

8.  Party B shall comply with rules and regulations established by Party A.

9.  Party B shall be entitled to benefits enumerated by applicable laws.

10.  Pursuant to the following situations, both parties can modify the contract

a.	Change of Party A’s structure or business.

b.	Agreed by both parties

c.	Change of applicable laws

11.  Pursuant to the following situations, Party A can terminate the contract

a.	Party B fails to satisfy necessary qualifications.

b.	Party A is insolvent or in the proceeding of bankruptcy.

12.  Pursuant to the following situations, Party B can terminate the contract

a.	Party A fails to purchase insurance policy for the benefits of Party B

b.	The working condition have materially adverse effect on Party B’s health.

13.  Party A cannot terminate the contract in the following circumstances

a.	Without good cause set forth in article 11.

b.	Party B is injured during the employment.

14.  The contract shall automatically be terminated when Party B is subject to any criminal charges and proceedings.

15.  Both parties can terminate the contract by giving notice to the other party 30 days before the termination date of the employment.

16.  The contract shall expire at the expiration date.

17.  A party shall be responsible for damages caused by its breaches of this contract.

18.  Other provisions

a.	Party A can terminate the contract in the following circumstances

i.	Party B engage in business during his vacation.

ii.	Violation of regulations and rules set forth by Party A.

iii.	If Party B terminate the contract without cause, Party B shall pay RMB1,000 to Party A for reimbursement of the training expenses.

Jinzhou Halla Electrical Equipment Co., Ltd (Party A)
/s/ Yuncong Ma

Yong Dong Liu (Party B)
/s/ Yong Dong Liu

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